Registration No. _________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MODINE MANUFACTURING COMPANY
                     ----------------------------
          (Exact name of issuer as specified in its charter)


          Wisconsin                                    39-0482000
---------------------------------                 ---------------------
(State of other jurisdiction of                   (IRS Employer
incorporation or organization)                    Identification No.)


            1500 DeKoven Avenue, Racine, Wisconsin     53403
          ------------------------------------------------------
          (Address of Principal Executive Offices)   (Zip Code)


  Modine Manufacturing Company Contributory Employee Stock Ownership
  ------------------------------------------------------------------
                 Plan for Hourly-Rate Union Employees
                 ------------------------------------
                       (Full title of the plan)

W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, Wisconsin 53403
----------------------------------------------------------------------
                (Name and address of agent for service)

                            (414) 636-1200
                            --------------
     (Telephone number, including area code, of agent for service)

                    Calculation of Registration Fee
--------------------------------------------------------------------------
                                   Proposed      Proposed
 Title of                          Maximum       Maximum
Securities           Amount        Offering     Aggregate      Amount of
  to be              to be        Price Per      Offering     Registration
Registered         Registered       Share         Price            Fee
----------         ----------     ---------    ------------   ------------

Common Stock
$0.625 par value    150,000        $33.125*    $4,968,750*      $1,381.31

*    The Proposed Maximum Offering Price Per Share and Proposed
     Maximum Aggregate Offering Price, for purposes of calculating the registration fee, are based upon $33.125 per share, the closing price on May 18, 1999.

              An Exhibits Index appears at Page 6 herein.

     This registration statement pertains to additional shares of Common Stock, $0.625 par value, of Modine Manufacturing Company (the "Company") to be registered for issuance pursuant to the Modine Manufacturing Company Modine Contributory Employee Stock Ownership Plan for Hourly-Rate Union Employees (the "Plan"). In accordance with Form S-8, General Instruction E, the contents of the Company's Form S-8 Registration Statements filed January 28, 1976, and bearing Registration No. 2-55398; October 5, 1983, and bearing Registration No. 2-86985; July 22, 1993, and bearing Registration No. 33-66438; and June 23, 1997, and bearing Registration No. 333-29789, respectively, are hereby incorporated by reference as if fully set forth herein.


                                PART II

Item 8.        Exhibits.
-------        --------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Current Report on Form
               8-K dated January 13, 1995).

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Current Report on Form
               8-K dated January 13, 1995).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Quarterly Report on
               Form 10-Q dated December 26, 1996).

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)

               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

               Note:  The amount of long-term debt
               ----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not
               exceed ten percent of the total
               assets of the Registrant and its
               subsidiaries on a consolidated
               basis.  Therefore, no such
               instruments are required to be filed
               as exhibits to this Form.  The
               Registrant agrees to furnish copies
               of such instruments to the
               Commission upon request.

 *5(a)         Opinion regarding legality of
               original issuance securities
               provided by von Briesen, Purtell &
               Roper, S.C.

 15            Not Applicable.

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP

*23(b)         Consent of Counsel (included in
               Exhibit 5(a)).

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.

* Filed herewith

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 19th day of May, 1999.



                              MODINE MANUFACTURING COMPANY


                              By:  D. R. JOHNSON
                                 --------------------------------
                                   D. R. Johnson, President and
                                     Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



R. T. SAVAGE                                      May 19, 1999
-------------------------------------             ------------
R. T. Savage, Chairman and Director                    Date



D. R. JOHNSON                                     May 19, 1999
-------------------------------------             ------------
D. R. Johnson, President, Chief                        Date
  Executive Officer and Director



A. D. REID                                        May 19, 1999
-------------------------------------             ------------
A. D. Reid, Vice President, Finance                    Date
  and Chief Financial Officer



W. E. PAVLICK                                     May 19, 1999
-------------------------------------             ------------
W. E. Pavlick, Senior Vice President,                  Date
  General Counsel and Secretary



R. J. DOYLE                                       May 19, 1999
-------------------------------------             ------------
R. J. Doyle, Director                                  Date

F. W. JONES                                       May 19, 1999
--------------------------------------            ------------
F. W. Jones, Director                                  Date



D. J. KUESTER                                     May 19, 1999
--------------------------------------            ------------
D. J. Kuester, Director                                Date



V. L. MARTIN                                      May 19, 1999
--------------------------------------            ------------
V. L. Martin, Director                                 Date



S. W. TISDALE                                     May 19, 1999
--------------------------------------            ------------
S. W. Tisdale, Director                                Date



                                                  May 19, 1999
--------------------------------------            ------------
M. T. Yonker, Director                                 Date



M. C. WILLIAMS                                    May 19, 1999
--------------------------------------            ------------
M. C. Williams, Director                               Date

                             EXHIBIT INDEX

                                                             Sequential
Description                                                   Page No.
-----------                                                  ----------

   4(a)        Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

   4(b)(i)     Rights Agreement Amendment No. 1
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on
               Form 8-K dated January 13, 1995).

   4(b)(ii)    Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on
               Form 8-K dated January 13, 1995).

   4(b)(iii)   Rights Agreement Amendment No. 3
               dated as of October 15, 1996 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Quarterly Report on
               Form 10-Q dated December 26, 1996).

   4(b)(iv)    Rights Agreement Amendment No. 4
               dated as of November 10, 1997 between
               the Registrant and Norwest Bank
               Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

               Note:  The amount of long-term debt
               ----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not
               exceed ten percent of the total

                                                             Sequential
Description                                                   Page No.
-----------                                                  ----------

               assets of the Registrant and its
               subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to
               this Form.  The Registrant agrees to
               furnish copies of such instruments to
               the Commission upon request.

  *5(a)        Opinion regarding legality of original
               issuance securities provided by von
               Briesen, Purtell & Roper, S.C.                    8

  15           Not Applicable.

 *23(a)        Consent of Independent Accountant,
               provided by PricewaterhouseCoopers LLP            9

 *23(b)        Consent of Counsel, incorporated by
               reference to Exhibit 5(a).                        8

  24           Not Applicable.

  27           Not Applicable.

 *99           Important Factors and Assumptions
               Regarding Forwarding-Looking Statements.         10


* Filed herewith